Exhibit 10.65

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE

FORM OF NOTE EXCHANGE & WARRANT RENEWAL, EXTENSION AND

PURCHASE AGREEMENT

THIS NOTE EXCHANGE & WARRANT PURCHASE AGREEMENT (the “Agreement”) is made effective and dated as of April 30, 2014 (the “Effective Date”), by and between Napo Pharmaceuticals, Inc., a Delaware corporation (the “Corporation” or the “Company”) and the investor whose name and signature are set forth on the signature page to this Agreement (the “Investor”).

RECITALS

I.                                        Investor and the Company have agreed to modify the terms of interest payments, rates, and maturity dates under that certain 2011 Convertible Promissory Note (the “Old Note”), which was issued as a series of notes to several investors and has been amended and restated from time to time, including by that certain amended and restated note dated December 1, 2012 (the “December 2012 Note”), all pursuant to a March 18, 2011 Note Purchase Agreement (the “2011 Purchase Agreement”).

II.                                   As consideration for the aforementioned modifications, the Company will issue to Investor additional Warrants in the Company on the terms and conditions as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

1.                                      Note Exchange and Warrants Purchase.

a.                                      Note Exchange and Warrant Issuance.  Subject to the terms and conditions of this Agreement, Company agrees to (i) make a payment in the amount of $              of principal owed under the 2012 December Note (the “Partial Debt Repayment”) to the Investor; (ii) amend, renew and extend its December 2012 Note in the principal amount set forth on the signature here for a replacement note in form and substance attached hereto as Exhibit A (the “Replacement Note”, and collectively with the other two notes in the same series 2014 of even date hereof between the Company and the holders thereto, the “Replacement Notes”); and (iii) issue to Investor a Warrant in such amounts and with such exercise prices as set forth on the signature page attached hereto and in form and substance attached hereto as Exhibit B (the “New Warrant”) at the Closing (as defined below), and the Corporation agrees to issue to Investor at the Closing, the Replacement Note and Warrant (and where the reference is applicable, the Note and all equity underlying the Note and Warrant, collectively, the “Securities”).  In addition, the exercise period of all outstanding Warrants issued by the Corporation, as identified on Schedule IV hereto, and in the name of Dorsar Investment Company, Continental Properties and Dorsar Partners LP and their assignees shall be extended through the earlier to occur of December 1, 2025 and the date of the change of control transactions identified in Section 1 of each Warrant as identified on the signature page hereto.

b.                                      Closing and Delivery.  Subject to fulfillment of the conditions set forth in Section 5 below, the consummation of the transactions contemplated herein shall take place at the offices of Reed Smith LLP, 101 2nd Street, Suite 2000, San Francisco, California, 94105 (or remotely via the exchange of documents and signatures), at 10:00 a.m. on the Effective Date (the “Closing”).  Investor shall deliver its December 2012 Note to the Company and all debt evidenced by the December 2012 Note shall thereafter be reflected in the Replacement Note to be issued immediately at the Closing.

c.                                       Delivery of Note & Warrants/Extension of Warrants.  At the Closing, the Corporation will exchange for the December 2012 Note (i) the fully executed Replacement Note and New Warrant to Investor and (ii) pursuant to this Agreement, extend the exercise period of all outstanding Warrants issued to Dorsar Investment Company to December 31, 2025.

2.                                      Corporation’s Representations and Warranties.  Except as set forth on the Schedule of Exceptions attached hereto (if any), the Corporation hereby represents and warrants to Investor as of the Effective Date and the Closing as follows:

a.                                      Organization, Good Standing and Qualification.  The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and sell the Securities, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Corporation is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Corporation or its business.

b.                                      Authorization; Binding Obligations.  All corporate action on the part of the Corporation, its officers, directors and shareholders necessary for the authorization of this Agreement, and the Securities, the performance of all obligations of the Corporation hereunder and thereunder at the Closing, authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken or will be taken prior to the Closing.

c.                                       No Conflict.  Neither the execution and delivery of this Agreement or the Replacement Note, nor the consummation of the transactions contemplated hereby, will (i) violate or result in a breach of or constitute a default under any contract or agreement to which the Corporation is a party or by which it is bound, (ii) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws (or other charter documents) of the Corporation, or (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Corporation is subject.

d.                                      Liabilities/Capitalization.  The liabilities and capitalization of the Corporation are substantially as set forth on the  fiscal year-end financial statements (“Year-End Financial Statements”) attached hereto as Schedule I, and there have been no material adverse changes to the operations, liabilities or capitalization of the Corporation from the date of the attached Year-End Financial Statements  to the Closing.

e.                                       Liabilities.  Except as set forth on the Year-End Financial Statements attached hereto as Schedule I, the Corporation has no debts or liabilities other than trade accounts payable and accrued income and employment taxes (for which adequate reserves have been made), all of which have been incurred in the ordinary course of its business.

f.                                        CAP Global Liabilities/Capitalization.  The liabilities and capitalization of the Corporation’s wholly owned subsidiary, CAP Global, LLC, a Delaware limited liability company (“CAP Global, LLC”), are substantially as set forth on the Balance Sheet attached hereto as Schedule II, and there have been no material adverse changes to the operations, liabilities or capitalization of the Corporation from the date of the attached Balance Sheet to the Closing.

g.                                      CAP Global Liabilities.  Except as set forth on the Balance Sheet attached hereto as Schedule II, CAP Global, LLC has no debts or liabilities other than trade accounts payable and accrued income and employment taxes (for which adequate reserves have been made), all of which have been incurred in the ordinary course of its business.

h.                                      Subsidiaries.  The Corporation owns no interest (whether equity, equity-linked and/or debt security investments) in any entity except for its interest in CAP Global, LLC, Ecoeos, Inc. (formerly known as My Mercury) (“Ecoeos”), Napo India Private Ltd. (formed in 2005 Napo) Pharmaceuticals India Private Ltd. (formed in 2008) and Sindu Pharmaceuticals Private Ltd. (formed in 2007) and Jaguar Animal Health, Inc. (“JAG”) (collectively, the “Subsidiaries”).

i.                                         Capitalization. Notwithstanding anything to the contrary, the Corporation, on an unconsolidated basis — excluding Ecoeos, Inc, currently has one class of authorized stock of which (i) 175,000,000 shares are authorized, (ii) 108,452,786 are issued and outstanding (exclusive of shares held in treasury), (iii) 1,627,353 shares are held in treasury, and (iv) and 147,994,925 shares are outstanding (exclusive of shares held in treasury) on a fully-diluted basis—that is, assuming each and every subscription, warrant, option, right of conversion, right of exchange, or other right or claim, whether under contract, statute, common law or otherwise, whether compensatory in nature or not, and whether currently exercisable or not, were exercised and the shares of stock subject thereto were outstanding on the date of this Agreement.   .

j.                                         Disqualification.  The Corporation is not disqualified from relying on Rule 506 of Regulation D (“Rule 506”) under the Securities Act of 1933, as amended (the “Securities Act”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investor.  The Corporation has furnished to Investor, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e).

3.                                      Investor Representations and Warranties.  Investor represents and warrants to the Corporation that:

a.                                      Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions.  All action on Investor’s part required for the lawful execution and delivery of this Agreement and the Note and Warrant have been or will be effectively taken prior to the Closing.

b.                                      Account.  Investor is acquiring the Securities as an investment for Investor’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling or distributing any of the Securities.  Investor understands that the Securities have not been registered under the “Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

c.                                       Access to Data.  Investor has had an opportunity to discuss the Corporation’s business, management and financial affairs with its management and to obtain any additional information which Investor has deemed necessary or appropriate for deciding whether or not to purchase the Securities, including an opportunity to receive, review and understand the information regarding the Corporation’s financial statements, capitalization and other business information as Investor deems prudent.  Investor acknowledges that no representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

d.                                      No Fairness Determination.  Investor is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Securities.

e.                                       Knowledge and Experience.  Investor has such knowledge and experience in financial and business matters, including investments in other start-up companies, and such Investor is capable of evaluating the merits and risks of the investment in the Securities and it is able to bear the economic risk of such investment.  Investor is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended, and as set forth on Schedule III attached hereto.  Further, Investor has such knowledge and experience in financial and business matters that such Investor is capable of utilizing the information made available in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.  Investor acknowledges that the Corporation does not have the financial resources to repay the Replacement Note and without significant additional financing does not anticipate that it will have the resources to repay the Replacement Note on or prior to its due date.

f.                                        No Public Market.  Investor is aware that there is currently no public market for the Corporation’s securities.  There is no guarantee that a public market will develop at any time in the future.  Investor understands that the Securities are all unregistered and may not presently be sold. Investor understands that the Securities cannot be readily sold or liquidated in case of an emergency or other financial need.  Investor has sufficient liquid assets available so that the purchase and holding of the Securities will not cause Investor undue financial difficulties.

g.                                      Rule 144.  Investor acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time.

h.                                      Residence.  Investor resides in the state identified in the address set forth on the signature page.

i.                                         Disqualification. Investor represents that neither Investor, nor  any person or entity with whom Investor shares beneficial ownership of the Corporation’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Annex I.

4.                                      Restrictions on Transfer.

a.                                      Public Offering Lock-Up.                                                In connection with any underwritten public registration of the Corporation’s securities in the United States, Investor agrees, upon the request of the Corporation or the underwriters managing such underwritten offering of the Corporation’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities without the prior written consent of the Corporation and such underwriters, as the case may be, for a period of time, not to exceed thirty (30) days before and one hundred and eighty (180) days after the effective date of such registration or such other period not to exceed an additional eighteen (18) days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in

FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto (the “Lock-up Period”).  Upon request by the Corporation, Investor shall enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriters to effectuate this lock-up.  The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-up Period.

b.                                      Restrictive Legends.  Each instrument evidencing the Securities which Investor may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with legend substantially in the following form:

THE SECURITIES OF THE CORPORATION OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE ACT, AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN THE STATES WHERE THIS OFFERING IS MADE.  THEREFORE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.  THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS STATES WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN  APRIL 30, 2014 NOTE EXCHANGE & WARRANT PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE CORPORATION.

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

5.                                      Conditions to Closing.

a.                                      Obligations of the Corporation.  The obligation of the Investor to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the  Closing of the following conditions, all or any of which may be waived in writing by the Investor as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  The Corporation shall have performed all obligations and conditions herein required to be performed or observed by the Corporation on or prior to the Closing, including the Partial Debt Repayment, the execution of the Replacement Note, and the execution of the New Warrant.

ii.                                       Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be reasonably satisfactory in form and substance to the Investor.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Authorization of Issuance.  The Corporation’s board of directors will have authorized the issuance and sale by it to the Investor pursuant to this Agreement of the Replacement Note and Warrants.

v.                                      Consents and Approvals.  The Corporation shall have obtained any and all consents (including all stockholder and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

vi.                                   Transfer Possession of Jaguar Shares.  The Corporation shall transfer possession of all Certificated Shares (as defined below) to its counsel, Reed Smith, pursuant to that certain side letter agreement between the parties, dated as of the date hereof.

vii.                                Financial Statements.  The Corporation has provided to Investor true and correct copies of the Corporation’s Year-End Financial Statements (whether audited or unaudited) for the most recent fiscal year end.

b.                                      Obligations of the Investor.  The obligation of the Corporation to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on, or before, the date of the  Closing of the following conditions, all or any of which may be waived in writing by the Corporation as to its obligation to consummate the transaction so contemplated:

i.                                          Performance.  Investor shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

ii.                                       Instruments and Documents.  All instruments and documents required to carry out this Agreement, including the Company’s financial statements delivered in connection with this Agreement, shall be reasonably satisfactory to the Corporation and its counsel.

iii.                                    Suits/Proceedings.  No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

iv.                                   Approvals and Authorization.  The Corporation shall have obtained any and all consents (including all stockholder and all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

v.                                      Exchange of Debt.  At the Closing, Investor shall have delivered the Old Note for exchange as contemplated under this Agreement.

6.                                      Reliance.  Investor is aware that the Corporation is relying on the accuracy of the above representations to establish compliance with Federal and State securities laws.  If any such warranties or representations are not true and accurate in any respect as of the Closing, Investor shall so notify the Corporation in writing immediately and shall be cause for rescission by the Corporation at its sole election. Investor shall indemnify the Corporation and its affiliates, legal counsel and agents against all losses, claims, costs, expenses and damages or liabilities, including reasonable attorneys’ fees, which such parties may suffer or incur caused or in connection with or arising out of, directly or indirectly, from their reliance on such warranties and representations.

7.                                      Corporation Covenants. Until the Replacement Note is paid in full, the Corporation covenants and agrees that, except as have been amended, terminated, waived or consented to through the Closing Date, or unless consented to by a Super Majority-In-Interest of the Holders (as defined in the Note) or Dorsar Investment Company:

a.                                      The covenants set forth in Section 7 of the 2011 Purchase Agreement shall remain in effect, subject to Section 8(a) below.

b.                                      Neither the Corporation nor its Subsidiaries other than JAG or Ecoeos shall incur after the Closing any debt, liability or obligation, including loans, notes, bonds, debentures or similar instruments, (regardless of whether such debt, liability or obligation has rights or preferences superior, equal or subordinate to the rights or preferences of the Note) except for trade accounts payable and employment taxes, all of which must have been incurred in the ordinary course of its business.

c.                                       The Corporation shall not allow any of its assets or properties to become subject to any lien, security agreement or other encumbrances.

d.                                      The Corporation shall not acquire after the Closing any interest in (whether equity, equity-linked and/or debt security investments) any entity.

e.                                       Except for JAG or Ecoeos, the Subsidiaries shall not allow any of its assets or properties to become subject to any lien, security agreement or other encumbrances.

f.                                        Except for JAG or Ecoeos, the Subsidiaries shall not acquire after the Closing any interest in (whether equity, equity-linked and/or debt security investments) any entity.

g.                                      The Corporation shall (immediately following the giving of proper notice, if any, required under the Replacement Note) pay and apply fifty percent (50.0%) of any and all proceeds received by the Corporation from JAG from the following payments to pay-off the outstanding debt and obligations owed under the Replacement Notes:

(x) a one-time, non-refundable license fee in an amount equal to Two Million Dollars ($2,000,000), less the fee of One Hundred Thousand Dollars that JAG already paid to the Corporation for the option to obtain the animal health license from the Company, which $2 Million is anticipated to be received after JAG has first achieved a benchmark in net sales which cumulatively exceeds $2,000,000, of one or more products in the territory under such license; and (y) upon the occurrence of each milestone event set forth below with respect to a product under such license that is derived from, or contains an ingredient derived from, the crude plant latex of the Croton lechleri plant (a “CRO-Product”), a non-refundable, non-creditable milestone payment of (A) $1 Million after first approval by the FDA/CVM of a MUMS indication (or the equivalent in a Major Market (as defined in such license) for each CRO-Product and (B) $2 Million after the first approval by the FDA/CVM of an indication that is broader than MUMS (or the equivalent in a Major Market) for each CRO-Product. The parties hereto acknowledge that JAG’s obligations to make payments to the Corporation referenced under clause (y) above terminate automatically upon JAG’s initial public offering.

h.                                      The Corporation at all times will reserve and keep available, out of its authorized but unissued shares, a number of its shares as shall from time to time be sufficient to effect the conversion of the Replacement Note assuming each and every preemptive right, subscription, warrant, option, right of conversion, right of exchange, or other right or claim, whether under contract, statute, common law or otherwise, whether compensatory in nature or not, and whether currently exercisable or not, were exercised and the shares of stock subject thereto were outstanding on that date.

i.                                         The Corporation shall, or shall cause, all certificates in Jaguar Animal Health, Inc. (the “Certificated Shares”) to be certificated.

j.                                         The Corporation shall not distribute or dividend to its stockholders any shares in JAG.

k.                                      Notwithstanding the foregoing, any covenants or agreement set forth above in this Section 7 may also be waived with the Investor’s prior written approval.

8.                                      Miscellaneous.

a.                                      Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby for a period of one year; provided, however, that the representations, warranties, covenants and agreements contained in Section 7 hereof shall survive until the Replacement Note is satisfied in full through payment or conversion in accordance with its terms.

b.                                      Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.                                       Entire Agreement.  This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement and understanding between the parties with respect to the subject matters herein, and supersede and replace any prior agreements and understandings, whether oral or written between and among them with respect to such matters.  The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and Investor, subject to Section 7 above.

d.                                      Title and Subtitles. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

e.                                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

f.                                        Applicable Law.  This Agreement shall be governed by and construed in accordance with laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

g.                                      Venue.  Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in San Francisco, California.

h.                                      Authority.  If Investor is a corporation, partnership, trust or estate: (i) the individual executing and delivering this Agreement on behalf of Investor has been duly authorized and is duly qualified to execute and deliver this Agreement in connection with the purchase of the Securities and (ii) the signature of such individual is binding upon Investor.

i.                                         Notices.  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery at the address set forth on the signature page hereof to the Investor and with respect to the Corporation at its principal place of business. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  The parties may change the addresses to which notices are to be given by giving five days prior written notice of such change in accordance herewith.

[Signature Page Follows]

(Signature Page to April 30, 2014, Napo Note Exchange & Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first set forth above.

INVESTOR	CORPORATION

NAPO PHARMACEUTICALS, INC.

By	By
Authorized Officer	Lisa A. Conte, CEO
(Signature/Print Name & Title)

Original Principal Loan Amount of December
2012 Note: $

of Warrants for interest rate
reduction with an exercise price of $ per share: $